EXHIBIT 99.2

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Information

Unless the context requires otherwise, or as specifically described below:

•	the terms “Cumulus Media,” “we,” “our,” and the “Company” refer to Cumulus Media Inc. and its consolidated subsidiaries;

•	the term “Refinancing” refers to Cumulus Media’s offering and sale of $610.0 million of its 7.75% Senior Notes due 2019 (the “2019 Notes Offering”) and the use of the proceeds therefrom to prepay the term loan outstanding under our existing senior secured credit facilities under the credit agreement, dated as of June 7, 2006, among Cumulus Media Inc., the lenders party thereto and the administrative agent thereunder (as amended, the “Existing Credit Agreement”);

•	the term “Refinancing As Adjusted Basis” means as adjusted to reflect the Refinancing;

•	the term “CMP” refers to Cumulus Media Partners, LLC and its consolidated subsidiaries;

•	the term “CMP Acquisition” refers to our acquisition, completed on August 1, 2011, of the 75.0% of the equity interests of CMP that we did not own;

•	the term “CMP Pro Forma Basis” means on a pro forma as adjusted basis to reflect the Refinancing and the CMP Acquisition, with CMP designated as an unrestricted subsidiary under the Existing Credit Agreement;

•	the term “Citadel” refers to Citadel Broadcasting Corporation and its consolidated subsidiaries;

•	the term “Citadel Acquisition” refers to the pending merger of Citadel with one of our wholly-owned subsidiaries. At the effective time of the Citadel Acquisition, each outstanding share of common stock of Citadel will be converted automatically into the right to receive, at the election of the holder (subject to certain limitations set forth in the agreement and plan of merger, dated March 9, 2011, by and among Cumulus Media, Citadel and the other parties signatory thereto (the “Citadel merger agreement”) which governs the terms and conditions of the Citadel Acquisition), (i) $37.00 in cash, (ii) 8.525 shares of Cumulus Media common stock, or (iii) a combination thereof (the “merger consideration”). Additionally, in connection with and prior to the closing of the Citadel Acquisition, (i) each outstanding unvested option to acquire shares of Citadel common stock issued under Citadel’s equity incentive plan will automatically vest, and all outstanding options at the effective time of the Citadel Acquisition will be deemed exercised pursuant to a cashless exercise, with the resulting net number of Citadel shares to be converted into the right to receive the merger consideration, and (ii) each outstanding warrant to purchase Citadel common stock will become exercisable for the merger consideration, subject to any applicable Federal Communications Commission (“FCC”) limitations. Holders of unvested restricted shares of Citadel common stock will be eligible to receive the merger consideration for their shares pursuant to the original vesting schedule for such shares. Elections by Citadel stockholders are subject to adjustment such that the maximum number of shares of our common stock that may be issued in the Citadel Acquisition is 151,485,282 shares (the “Maximum Stock Scenario Cap”) and the maximum amount of cash payable by us in the Citadel Acquisition is $1,408,728,600 (the “Maximum Cash Scenario”).

•	the term “Citadel Pro Forma Basis” refers to the Refinancing, the Citadel Acquisition and the Global Refinancing (defined below), but excluding the CMP Acquisition and any transactions related thereto, including repayment of any indebtedness or other obligations of CMP as otherwise contemplated under the Global Refinancing;

•	the term “Acquisitions” refers, together, to the CMP Acquisition and the Citadel Acquisition;

•	the term “Equity Investment” means the investment by affiliates of (i) Crestview Partners (“Crestview”), (ii) Macquarie Capital (USA) Inc. (“MIHI LLC”) and (iii) UBS Securities LLC (“UBS Securities” and, together with Crestview and MIHI LLC, the “Investors”), of up to an aggregate of $500.0 million of our equity securities, the proceeds of which will be used to pay a part of the cash portion of the purchase price for, and which investment is conditioned on the closing of, the Citadel Acquisition, and the agreement governing the terms and conditions of the Equity Investment is referred to as the “Investment Agreement”;

•	the term “Global Refinancing” refers to our expected entry into one or more credit facilities, substantially on terms as previously disclosed, with a syndicate of lenders, agents and arrangers pursuant to which Cumulus Media expects to obtain senior secured financing of $2.415 billion in order to complete the Citadel Acquisition and related refinancing (the “Acquisition Credit Facility”), the repayment of certain outstanding indebtedness of each of Cumulus, CMP and Citadel, and the redemption of certain preferred stock of CMP Susquenna Radio Holdings Corp., a subsidiary of CMP (“Radio Holdings”), and our other financing transactions contemplated in connection with the Citadel Acquisition;” and

•	the term “Overall Pro Forma Basis” means on a pro forma basis as adjusted to reflect the Refinancing, the CMP Acquisition, the Citadel Acquisition and the Global Refinancing.

The following unaudited selected pro forma condensed consolidated financial information is based on the historical consolidated financial statements of each of Cumulus Media, CMP and Citadel, each of which have previously been, or are being herewith, filed with the Securities and Exchange Commission (the “SEC”).

The following unaudited pro forma condensed consolidated financial information is intended to provide information about how each of the CMP Acquisition and the Citadel Acquisition, and the related refinancing transactions, might have affected Cumulus Media’s historical consolidated financial statements if such transactions had closed as of January 1, 2010 in the case of the statements of operations information, and as of June 30, 2011 in the case of the balance sheet information.

The unaudited pro forma condensed consolidated financial information is presented on the following bases (in each case also giving pro forma effect to the completion of the 2019 Notes Offering only on the statement of operations information as of December 31, 2010, as such offering was completed on April 29, 2011):

•	a CMP Pro Forma Basis, giving effect to the CMP Acquisition (including certain developments in its business);

•	a Citadel Pro Forma Basis, giving effect to the Citadel Acquisition and the Global Refinancing (excluding any portion thereof related to refinancing of any indebtedness or other obligations of CMP); and

•	an Overall Pro Forma Basis, giving effect to the CMP Acquisition (including certain developments in its business), the Citadel Acquisition and the Global Refinancing.

Pursuant to the Citadel merger agreement, Cumulus Media has agreed to issue to holders of Citadel common stock (including holders of warrants to acquire Citadel common stock) a number of shares of Cumulus Media common stock up to the Maximum Stock Scenario (plus an additional number of shares based upon the number of shares of Citadel common stock that are issued upon the exercise of stock options to purchase shares of Citadel common stock prior to the closing date of the Citadel Acquisition) and has agreed to pay to holders of Citadel common stock (including holders of warrants to acquire Citadel common stock) an amount of cash up to the Maximum Cash Scenario (plus an additional amount based on the number of shares of Citadel common stock that are issued upon the exercise of stock options to purchase shares of Citadel common stock prior to the closing date of the Citadel Acquisition, less the cash value of any dissenting shares), with the actual number of shares to be issued, and the amount of cash to be paid, dependent upon elections to be made by Citadel stockholders and warrant holders prior to the completion of the Citadel Acquisition. For purposes of this unaudited pro forma condensed consolidated financial information, Cumulus Media has assumed that the merger consideration will consist of $1,254.9 million in cash and the issuance of 114,574,365 shares of Cumulus Media Class A common stock (which represents the arithmetic mean, or “midpoint” of the amount of cash which would be payable, and the number of shares of Cumulus Media common stock which would be issuable, to holders of Citadel common stock in each of the Maximum Cash Scenario and the Maximum Stock Scenario, and further assumes that all of the equity consideration in the Citadel Acquisition would be issued in the form of Cumulus Media Class A common stock), which shares have an assumed aggregate value of $316.2 million (based on an assumed price per share of Cumulus Media Class A common stock of $2.76, the closing price of such common stock on the Nasdaq Global Select Market on August 22, 2011, the most recent practicable date). If Citadel stockholders and warrant holders make elections such that the merger consideration is payable at the Maximum Cash Scenario, Cumulus Media would potentially draw an additional $70.0 million under the revolving credit facility from what is borrowed under the mid-point model presented, which would result in incremental interest expense of $1.9 million for the six months ended June 30, 2011 and $3.9 million for the twelve months ended December 31, 2010 in each of the following Citadel Pro Forma Basis and Overall Pro Forma Basis Condensed Consolidated Statements of Operations.

The CMP Acquisition is being accounted for, and the Citadel Acquisition will be accounted for, as a business combination under the acquisition method and, accordingly, is expected to result in the recognition of assets acquired and liabilities assumed at fair value. However, as of the date hereof, Cumulus Media has not performed the valuation studies necessary to estimate the fair values of the assets it has acquired or expects to acquire, as applicable, and the liabilities it has assumed or expects to assume, as applicable, to reflect the allocation of the applicable purchase price to the respective fair values.

For purposes of preparing the following pro forma adjustments to reflect the CMP Acquisition, Cumulus Media has estimated the fair values of the indefinite-lived intangible assets based on information available as of December 31, 2010. For purposes of preparing the pro forma adjustments to reflect the Citadel Acquisition, Cumulus Media has carried forward the net book value of the tangible assets and indefinite-lived and definite-lived intangible assets from those appearing in Citadel’s consolidated financial statements as of December 31, 2010, which have previously been filed with the SEC, as Cumulus Media does not have any independent third-party valuations or other valuation studies estimating the value of these intangible assets. However, due to Citadel’s application of fresh-start accounting upon its emergence from bankruptcy on June 3, 2010, Citadel’s tangible assets and intangible assets were adjusted to fair value during 2010. For each of the CMP Acquisition and the Citadel Acquisition, the excess of the consideration transferred or expected to be transferred, as applicable, over the fair value of the net assets acquired or expected to be acquired, as applicable, has been presented as an adjustment to goodwill. Cumulus Media has not estimated the fair value of other assets acquired or expected to be acquired or liabilities assumed or expected to be assumed, as applicable, including, but not limited to, current assets, property and equipment, current liabilities, other miscellaneous liabilities and other finite-lived intangible assets and related deferred tax liabilities. A final determination of these fair values will be based upon appraisals prepared or to be prepared by independent third parties and on the actual tangible and identifiable intangible assets and liabilities that exist or existed as of the closing date of each respective acquisition. The actual allocations of the consideration transferred may differ materially from the preliminary allocations assumed in this unaudited pro forma condensed consolidated financial information.

The presentation of financial information on a Citadel and an Overall Pro Forma Basis for the year ended December 31, 2010 includes the combined results of operations of Citadel for its predecessor and successor periods. In connection with its emergence from bankruptcy on June 3, 2010, as detailed in its filings with the SEC from time to time since that date and in accordance with accounting guidance on reorganizations, Citadel adopted fresh-start accounting as of May 31, 2010. Historical financial results of Citadel are presented for the “Predecessor” entity for periods prior to Citadel’s emergence from bankruptcy and for the “Successor” entity for periods after Citadel’s emergence from bankruptcy. As a result, financial results of periods prior to Citadel’s adoption of fresh-start accounting are not comparable to financial results of periods after that date. The combined operating results of Citadel including the Successor and Predecessor periods in 2010 are not necessarily indicative of the results that may be expected for a full fiscal year. Presentation of the combined financial information of the Predecessor and Successor for the twelve months ended December 31, 2010 is not in accordance with accounting principles generally accepted in the United States (“GAAP”). However, the Company believes that the combined financial results are useful for their respective investors to assess Citadel’s ongoing financial and operational performance and trends.

The unaudited pro forma condensed consolidated financial information below is based upon currently available information and estimates and assumptions that Cumulus Media believes are reasonable as of the date hereof. These estimates and assumptions relate to matters including, but not limited to, Cumulus Media’s stock price at the date of closing of the Citadel Acquisition (assumed to be $2.76 per share, the closing price of Cumulus Media’s common stock on the Nasdaq Global Select Market on August 22, 2011, the most recent practicable date), which was, and will be, used to determine a portion of the actual purchase price in each of the CMP Acquisition and the Citadel Acquisition, the LIBOR rate in effect for borrowings at the date of closing of the Global Refinancing, which will be used to determine the interest rate on borrowings under the Acquisition Credit Facility, and the form of the investment in Cumulus Media’s equity securities to be made by MIHI LLC pursuant to the Investment Agreement, which is assumed to be common stock, all of which will impact, among other things, Cumulus Media’s available cash, interest expense and stockholders’ equity. Cumulus Media has also assumed that the radio stations and other assets that Cumulus Media will be required to divest in connection with obtaining DOJ, FCC and other federal regulatory approvals required to complete the Citadel Acquisition will not be material to its consolidated financial position or results of operations and, as a result, Cumulus Media has not made a provision in this unaudited pro forma condensed consolidated financial information for any such divestitures.

Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the closing date of the Citadel Acquisition or at the date of the final purchase price allocation relating to either the CMP Acquisition or the Citadel Acquisition. The unaudited pro forma condensed consolidated financial information is presented for illustrative and informational purposes only and is not intended to represent or be indicative of what Cumulus Media’s financial condition or results of operations would have been had the transactions described above occurred on or as of the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of Cumulus Media’s future financial condition or results of operations. In addition to the pro forma adjustments to Cumulus Media’s historical consolidated financial statements, various other factors are expected to have an effect on Cumulus Media’s financial condition and results of operations, both before and after the closing of the Citadel Acquisition and the related financing transactions.

You should read the following unaudited pro forma condensed consolidated financial information in conjunction with the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each of Cumulus Media’s and Citadel’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the six months ended June 30, 2011, each of which has previously been filed with the SEC. You should also read this information in conjunction with each of Cumulus Media’s, CMP’s and Citadel’s consolidated financial statements and related notes, each of which have previously been filed, or are being herewith filed, with the SEC.

Unaudited CMP Pro Forma Basis Condensed Consolidated Statement of Operations
for the Six Months Ended June 30, 2011

				CMP
	Cumulus			Pro Forma		CMP
	Media	CMP	KC LLC	Basis		Pro Forma
	Historical	Historical	Historical(A)	Adjustments		Basis
	(Dollars in thousands)

Broadcast revenues	$124,787	$88,007	$(3,756)	$—		$209,038
Management fees	2,250	—	—	(2,000	)(B)	250

Net revenues	127,037	88,007	(3,756)	(2,000)		209,288
Operating expenses:
Station operating expenses (excluding depreciation, amortization and local marketing agreement (“LMA”) fees)	76,713	50,131	(3,073)	—		123,771
Depreciation and amortization	4,012	3,899	(877)	—		7,034
LMA fees	1,141	(90)	—	—		1,051
Corporate general and administrative expenses	17,271	5,004	(1,072)	(2,000	)(B)	19,203
Gain on exchange of assets or stations	(15,278)	—	—	—		(15,278)
Realized loss on derivative instrument	1,244	—	—	—		1,244

Total operating expenses	85,103	58,944	(5,022)	(2,000)		137,025

Operating income	41,934	29,063	1,266	—		72,263

Non-operating (expense) income:
Interest (expense) income, net	(15,496)	(12,165)	3,129	(9,055	)(C)	(33,587)
Loss on extinguishment of debt	(4,366)	—	—	—		(4,366)
Other (expense) income, net	(93)	(271)	131	—		(233)

Total non-operating (expense) income, net	(19,955)	(12,436)	3,260	(9,055)		(38,186)

Income (loss) before income taxes and equity in net losses of affiliate	21,979	16,627	4,526	(9,055)		34,077
Income tax (expense) benefit	(4,519)	(8,279)	32	3,441	(D)	(9,325)

Net income (loss)	$17,460	$8,348	$4,558	$(5,614)		$24,752

Unaudited CMP Pro Forma Basis Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2010

				CMP
	Cumulus			Pro Forma		CMP
	Media	CMP	KC LLC	Basis		Pro Forma
	Historical	Historical	Historical(A)	Adjustments		Basis
	(Dollars in thousands)

Broadcast revenues	$259,187	$188,718	$(7,043)	$—		$440,862
Management fees	4,146	—	—	(4,000	)(B)	146

Net revenues	263,333	188,718	(7,043)	(4,000)		441,008
Operating expenses:
Station operating expenses (excluding depreciation, amortization and LMA fees)	159,807	103,103	(6,086)	—		256,824
Depreciation and amortization	9,098	8,576	(1,780)	—		15,894
LMA fees	2,054	—	—	—		2,054
Corporate general and administrative expenses	18,519	8,397	(1,138)	(4,000	)(B)	21,778
Loss on sale of assets	—	29	—	—		29
Realized loss on derivative instrument	1,957	—	—	—		1,957
Impairment of intangible assets and goodwill	671	3,296	(3,296)	—		671

Total operating expenses	192,106	123,401	(12,300)	(4,000)		299,207

Operating income	71,227	65,317	5,257	—		141,801

Non-operating (expense) income:
Interest (expense) income, net	(30,307)	(28,171)	6,034	(18,391	)(C)	(70,835)
Terminated transaction expense	(7,847)	—	—	—		(7,847)
Other income (expense), net	108	349	(350)	—		107

Total non-operating (expense) income, net	(38,046)	(27,822)	5,684	(18,391)		(78,575)

Income (loss) before income taxes and equity in net losses of affiliate	33,181	37,495	10,941	(18,391)		63,226
Income tax (expense) benefit	(3,779)	(18,210)	847	6,989	(D)	(14,153)

Net income (loss)	$29,402	$19,285	$11,788	$(11,402)		$49,073

Unaudited CMP Pro Forma Basis Condensed Consolidated Balance Sheet as of June 30, 2011

					CMP
	Cumulus				Pro Forma		CMP
	Media	CMP	KC LLC		Basis		Pro Forma
	Historical	Historical	Historical(A)		Adjustments		Basis
	(Dollars in thousands)

Assets
Current assets:
Cash and cash equivalents	$29,553	$16,133	$(1,481)		$—		$44,205
Restricted cash	600	600	—		—		1,200
Accounts receivable, less allowance for doubtful accounts	40,603	36,052	(1,434)		—		75,221
Trade receivable	4,149	1,245	(13)		—		5,381
Prepaid expenses and other current assets	4,243	6,390	234		(1,000	)(B)	9,867

Total current assets	79,148	60,420	(2,694)		(1,000)		135,874
Property and equipment, net	37,981	22,765	(4,951)		—		55,795
Intangible assets, net	170,745	242,919	(15,233)		19,037	(E)	417,468
Goodwill	60,422	79,700	—		433,091	(E)	573,213
Deferred financing costs	17,433	3,935	(130)		—		21,238
Long-term investments	—	4,000	—		2,400	(E)	6,400
Other assets	1,472	324	(45)		—		1,751

Total assets	$367,201	$414,063	$(23,053)		$453,528		$1,211,739

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$28,687	$22,853	$(10,737	)(A)	$(1,000	)(B)	$39,803
Trade payable	4,074	1,065	—		—		5,139
Current portion of long-term debt	—	93,228	(86,228	)(A)	—		7,000

Total current liabilities	32,761	117,146	(96,965)		(1,000)		51,942
Long-term debt	610,000	612,234	—		—		1,222,234
Other liabilities	17,887	7,536	(23	)(A)	(1,485	)(E)	23,915
Deferred income taxes	29,029	85,839	—	(A)	7,234	(E)	122,102

Total liabilities	689,677	822,755	(96,988)		4,749		1,420,193

Stockholders’ equity (deficit):
Class A common stock	596	—	—		116	(L)	712
Class B common stock	58	—	—		—		58
Class C common stock	6	—	—		—		6
Class D common stock	—	—	—		66	(L)	66
Treasury stock, at cost	(251,148)		—		—		(251,148)
Additional paid-in-capital	959,885	310,850	(367	)(A)	(232,356	)(O)	1,038,012
Accumulated deficit	(1,031,873)	(787,019)	74,302	(A)	724,353	(O)	(1,020,237)
Noncontrolling interest	—	67,477	—		(43,400	)(E)	24,077

Total stockholders’(deficit) equity	(322,476)	(408,692)	73,935		448,779		(208,454)

Total liabilities and stockholders’ equity (deficit)	$367,201	$414,063	$(23,053)		$453,528		$1,211,739

Unaudited Citadel Pro Forma Basis Condensed Consolidated Statement of Operations
for the Six Months Ended June 30, 2011

	June 30, 2011
			Citadel
	Cumulus		Pro Forma		Citadel
	Media	Citadel	Basis		Pro Forma
	Historical	Historical(M)	Adjustments		Basis
	(Dollars in thousands)

Broadcast revenues	$124,787	$345,018	$—		$469,805
Management fees	2,250	—	—		2,250

Net revenues	127,037	345,018	—		472,055
Operating expenses:
Station operating expenses (excluding depreciation, amortization and LMA fees)	76,713	233,032	—		309,745
Depreciation and amortization	4,012	46,117	—		50,129
LMA fees	1,141	208	—		1,349
Corporate general and administrative expenses	17,271	27,818	—		45,089
(Gain) loss on exchange of assets or stations	(15,278)	404	—		(14,874)
Realized loss on derivative instrument	1,244	—	—		1,244
Other operating expenses	—	8,674	—		8,674

Total operating expenses	85,103	316,253	—		401,356

Operating income	41,934	28,765	—		70,699

Non-operating (expense) income:
Interest expense, net	(15,496)	(24,496)	(36,986	)(I)	(76,978)
Write off of deferred financing costs	—	(1,048)	—		(1,048)
Loss on extinguishment of debt	(4,366)	—	—		(4,366)
Other (expense) income, net	(93)	—	—		(93)

Total non-operating expense, net	(19,955)	(25,544)	(36,986)		(82,485)

Income (loss) before income taxes and equity in net losses of affiliate	21,979	3,221	(36,986)		(11,786)
Income tax (expense) benefit	(4,519)	(1,120)	14,055	(D)	8,416

Net income (loss)	$17,460	$2,101	$(22,931)		$(3,370)

Unaudited Citadel Pro Forma Basis Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2010

	December 31, 2010
					Citadel
	Cumulus	Predecessor	Successor	Combined	Pro Forma		Citadel
	Media	Citadel	Citadel	Citadel	Basis		Pro Forma
	Historical	Historical(M)	Historical(M)	Historical(M)	Adjustments		Basis
	(Dollars in thousands)
Broadcast revenues	$259,187	$295,424	$444,142	$739,566	$—		$998,753
Management fees	4,146	—	—	—	—		4,146

Net revenues	263,333	295,424	444,142	739,566	—		1,002,899
Operating expenses:
Station operating expenses (excluding depreciation, amortization and LMA fees)	159,807	194,685	278,231	472,916	—		632,723
Depreciation and amortization	9,098	11,365	58,564	69,929	20,204	(K)	99,231
LMA fees	2,054	455	379	834	—		2,888
Corporate general and administrative expenses	18,519	8,929	26,394	35,323	6,500	(G)	60,342
Loss on sale of assets	—	859	271	1,130	—		1,130
Realized loss on derivative instrument	1,957	—	—	—	—		1,957
Impairment of intangible assets and goodwill	671	—	—	—	—		671
Other operating (expenses) income	—	(5)	7,215	7,210	—		7,210

Total operating expenses	192,106	216,288	371,054	587,342	26,704		806,152

Operating income (loss)	71,227	79,136	73,088	152,224	(26,704)		196,747

Non-operating (expense) income:
Interest expense, net	(30,307)	(17,771)	(46,349)	(64,120)	(59,090	)(I)	(153,517)
Terminated transaction expense	(7,847)	—	—	—	—		(7,847)
Other income (expense), net	108	1,014,077	(20,969)	993,108	(993,108	)(K)	108

Total non-operating (expense) income, net	(38,046)	996,306	(67,318)	928,988	(1,052,198)		(161,256)

Income (loss) before income taxes and equity in net losses of affiliate	33,181	1,075,442	5,770	1,081,212	(1,078,902)		35,491
Income tax (expense) benefit	(3,779)	(5,737)	(7,553)	(13,290)	24,633	(D)	7,564

Net income (loss)	$29,402	$1,069,705	$(1,783)	$1,067,922	$(1,054,269)		$43,055

Unaudited Citadel Pro Forma Basis Condensed Consolidated Balance Sheet as of June 30, 2011

			Citadel
	Cumulus		Pro Forma		Citadel
	Media	Citadel	Basis		Pro Forma
	Historical	Historical(M)	Adjustments		Basis
	(Dollars in thousands)

Assets
Current assets:
Cash and cash equivalents	$29,553	$104,803	$(3,475	)(I)	$130,881
Restricted cash	600	2,400	—		3,000
Accounts receivable, less allowance for doubtful accounts	40,603	140,554	(2,931	)(N)	178,226
Trade receivable	4,149	1,847	—		5,996
Deferred tax asset	—	12,049	—		12,049
Prepaid expenses and other current assets	4,243	17,488	—		21,731

Total current assets	79,148	279,141	(6,406)		351,883
Property and equipment, net	37,981	196,008	—		233,989
Intangible assets, net	170,745	1,075,891	—		1,220,805
Goodwill	60,422	763,849	274,946	(F)	1,099,217
Deferred Financing costs	17,433	17,988	18,338	(I)	53,759
Other assets	1,472	19,477	—		46,780

Total assets	$367,201	$2,352,354	$286,878		$3,006,433

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$28,687	$48,537	$(6,542	)(N)	$70,682
Trade payable	4,074	1,313	—		5,387

Total current liabilities	32,761	49,850	(6,542	)(N)	76,069
Long-term debt	610,000	696,500	945,152	(I)	2,251,652
Other liabilities	17,887	54,068	—		71,955
Deferred income taxes	29,029	255,756	—		284,785

Total liabilities	689,677	1,056,174	938,610		2,684,461

Stockholders’ equity (deficit):
Class A common stock	596	5	2,051	(L)	2,652
Class B common stock	58	19	(19	)(F)	58
Class C common stock	6	—	—		6
Successor equity held in reserve	—	7,887	(7,887	)(F)	—
Treasury stock, at cost	(251,148)	(6,575)	6,575		(251,148)
Additional paid-in-capital	959,885	1,294,526	(606,757	)(O)	1,647,654
(Accumulated deficit) Retained earnings	(1,031,873)	318	(45,695	)(O)	(1,077,250)

Total stockholders’ (deficit) equity	(322,476)	1,296,180	(651,732)		321,972

Total liabilities and stockholders’ equity (deficit)	$367,201	$2,352,354	$286,878		$3,006,433

Unaudited Overall Pro Forma Basis Condensed Consolidated Statement of Operations
for the Six Months Ended June 30, 2011

							Citadel
							Pro Forma
			CMP				and Global
	Cumulus		Pro Forma		CMP		Refinancing		Overall
	Media	CMP	Basis		Pro Forma	Citadel	Basis		Pro Forma
	Historical	Historical	Adjustments		Basis	Historical(M)	Adjustments		Basis
	(Dollars in thousands)

Broadcast revenues	$124,787	$88,007	$(3,756	)(A)	$209,038	$345,018	$		$554,056
Management fees	2,250	—	(2,000	)(B)	250	—	—		250

Net revenues	127,037	88,007	(5,756)		209,288	345,018	—		554,306
Operating expenses:
Station operating expenses (excluding depreciation, amortization and LMA fees)	76,713	50,131	(3,073	)(A)	123,771	233,032	—		356,803
Depreciation and amortization	4,012	3,899	(877	)(A)	7,034	46,117	—		53,151
LMA fees	1,141	(90)	—		1,051	208	—		1,259
Corporate general and administrative expenses	17,271	5,004	(3,072	)(A,B)	19,203	27,818	—		47,021
(Gain) loss on exchange of assets or stations	(15,278)	—	—		(15,278)	404	—		(14,874)
Realized loss on derivative instrument	1,244	—	—		1,244	—	—		1,244
Other operating expenses	—	—	—		—	8,674			8,674

Total operating expenses	85,103	58,944	(7,022)		137,025	316,253	—		453,278

Operating income	41,934	29,063	1,266		72,263	28,765	—		101,028

Non-operating expense:
Interest expense, net	(15,496)	(12,165)	(5,926	)(A,C)	(33,587)	(24,496)	(42,883	)(I)	(100,966)
Write off of deferred financing costs						(1,048)			(1,048)
Loss on extinguishment of debt	(4,366)				(4,366)				(4,366)
Other (expense) income, net	(93)	(271)	131		(233)	—	—		(233)

Total non-operating expense, net	(19,955)	(12,436)	(5,795)		(38,186)	(25,544)	(42,883)		(106,613)

Income (loss) before income taxes and equity in net losses of affiliate	21,979	16,627	(4,529)		34,077	3,221	(42,883)		(5,585)
Income tax (expense) benefit	(4,519)	(8,279)	3,473	(A,D)	(9,325)	(1,120)	16,295	(D)	5,850

Net income (loss)	$17,460	$8,348	$(1,056)		$24,752	$2,101	$(26,588)		$265

Unaudited Overall Pro Forma Basis Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2010

									Citadel
									Pro Forma
			CMP						and Global
	Cumulus		Pro Forma		CMP	Predecessor	Successor	Combined	Refinancing		Overall
	Media	CMP	Basis		Pro Forma	Citadel	Citadel	Citadel	Basis		Pro Forma
	Historical	Historical	Adjustments		Basis	Historical(M)	Historical(M)	Historical(M)	Adjustments		Basis
	(Dollars in thousands)
Broadcast revenues	$259,187	$188,718	$(7,043	)(A)	$440,862	$295,424	$444,142	$739,566	$—		$1,180,428
Management fees	4,146	—	(4,000	)(B)	146	—	—	—	—		146

Net revenues	263,333	188,718	(11,043)		441,008	295,424	444,142	739,566	—		1,180,574
Operating expenses:
Station operating expenses (excluding depreciation, amortization and LMA fees)	159,807	103,103	(6,086	)(A)	256,824	194,685	278,231	472,916	—		729,740
Depreciation and amortization	9,098	8,576	(1,780	)(A)	15,894	11,365	58,564	69,929	20,204	(K)	106,027
LMA fees	2,054	—	—		2,054	455	379	834	—		2,888
Corporate general and administrative expenses	18,519	8,397	(5,138	)(A,B)	21,778	8,929	26,394	35,323	6,500	(G)	63,601
Loss on sale of assets	—	29	—		29	859	271	1,130	—		1,159
Realized loss on derivative instrument	1,957	—	—		1,957	—	—	—	—		1,957
Impairment of intangible assets and goodwill	671	3,296	(3,296	)(A)	671	—	—	—	—		671
Other operating expenses	—	—	—		—	(5)	7,215	7,210	—		7,210

Total operating expenses	192,106	123,401	(16,300)		299,207	216,288	371,054	587,342	26,704		913,253

Operating income (loss)	71,227	65,317	5,257		141,801	79,136	73,088	152,224	(26,704)		267,321

Non-operating (expense) income:
Interest expense, net	(30,307)	(28,171)	(12,357	)(A,C)	(70,835)	(17,771)	(46,349)	(64,120)	(68,301	)(I)	(203,256)
Terminated transaction expense	(7,847)	—	—		(7,847)	—	—	—	—		(7,847)
Other income (expense), net	108	349	(350	)(A)	107	1,014,077	(20,969)	993,108	(993,108	)(K)	107

Total non-operating (expense) income, net	(38,046)	(27,822)	(12,707)		(78,575)	996,306	(67,318)	928,988	(1,061,409)		(210,996)

Income (loss) before income taxes and equity in net losses of affiliate	33,181	37,495	(7,450)		63,226	1,075,442	5,770	1,081,212	(1,088,113)		56,325
Income tax (expense) benefit	(3,779)	(18,210)	7,836	(A,D)	(14,153)	(5,737)	(7,553)	(13,290)	28,134	(D)	691

Net income (loss)	$29,402	$19,285	$386		$49,073	$1,069,705	$(1,783)	$1,067,922	$(1,059,979)		$57,016

Unaudited Overall Pro Forma Basis Condensed Consolidated Balance Sheet
as of June 30, 2011

							Citadel
			CMP				and Global
	Cumulus		Pro Forma		CMP		Refinancing		Overall
	Media	CMP	Basis		Pro Forma	Citadel	Pro Forma Basis		Pro Forma
	Historical	Historical	Adjustments		Basis	Historical(M)	Adjustments		Basis
	(Dollars in thousands)

Assets
Current assets:
Cash and cash equivalents	$29,553	$16,133	$(1,481	)(A,C)	$44,205	$104,803	$(30,123	)(I)	$118,885
Restricted cash	600	600	—		1,200	2,400	—		3,600
Accounts receivable, less allowance for doubtful accounts	40,603	36,052	(1,434	)(A)	75,221	140,554	(2,931	)(N)	212,844
Trade receivable	4,149	1,245	(13)		5,381	1,847	—		7,228
Deferred tax asset	—	—	—		—	12,049	—		12,049
Prepaid expenses and other current assets	4,243	6,390	(766	)(A,B)	9,867	17,488	—		27,355

Total current assets	79,148	60,420	(3,694)		135,874	279,141	(33,054)		381,961
Property and equipment, net	37,981	22,765	(4,951	)(A)	55,795	196,008	—		251,803
Intangible assets, net	170,745	242,919	3,804	(A,E)	417,468	1,075,891	—		1,467,528
Goodwill	60,422	79,700	447,821	(E,J)	587,943	763,849	274,946	(F)	1,626,738
Deferred financing costs	17,433	3,935	(130	)(A,C)	21,238	17,988	14,533	(I)	53,759
Long-term investments	—	4,000	2,400	(E)	6,400	—	—		6,400
Other assets	1,472	324	(45	)(A)	1,751	19,477	—		47,059

Total assets	$367,201	$414,063	$445,205		$1,226,469	$2,352,354	$256,425		$3,835,248

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$28,687	$22,853	(11,737	)(A,B)	$39,803	48,537	(7,424	)(N)	$80,916
Trade payable	4,074	1,065	—		5,139	1,313	—		6,452
Derivative instrument	—	—	—		—	—	—		—
Current portion of long-term debt	—	93,228	(86,228	)(A,C)	7,000	—	(7,000	)(I)	—

Total current liabilities	32,761	117,146	(97,965)		51,942	49,850	(14,424)		87,368
Long-term debt	610,000	612,234	—		1,222,234	696,500	964,311	(I)	2,883,045
Other liabilities	17,887	7,536	(1,508	)(A)	23,915	54,068	(1,485	)(I)	76,498
Deferred income taxes	29,029	85,839	7,234	(E)	122,102	255,756	—		377,858

Total liabilities	689,677	822,755	(92,239)		1,420,193	1,056,174	948,402		3,424,769

Stockholders’ equity (deficit):
Class A common stock	596	—	116	(L)	712	5	2,051	(L)	2,652
Class B common stock	58	—	—		58	19	(19	)(F)	58
Class C common stock	6	—	—		6	—	—		6
Class D common stock	—	—	66	(L)	66	—	—		66
Successor equity held in reserve	—	—	—		—	7,887	(7,887	)(F)	—
Treasury stock, at cost	(251,148)	—	—		(251,148)	(6,575)	6,575		(251,148)
Additional paid-in-capital	959,885	310,850	(232,723	)(A,E)	1,038,012	1,294,526	(606,757	)(0)	1,725,781
(Accumulated deficit) Retained earnings	(1,031,873)	(787,019)	798,655	(C,E)	(1,020,237)	318	(47,133	)(0)	(1,067,052)
Noncontrolling interest	—	67,477	(28,670	)(J)	38,807	—	(38,807	)(J)	—	(J)

Total stockholders’ (deficit) equity	(322,476)	(408,692)	537,444		(193,724)	1,296,180	(691,977)		410,479

Total liabilities and stockholders’ equity (deficit)	$367,201	$414,063	$445,205		$1,226,469	$2,352,354	$256,425		$3,835,248

Footnotes to Pro Forma Adjustments

A.	Adjustments to reflect the KC Restructuring. On February 4, 2011, CMP, CMP Susquehanna Holdings Corp., a wholly-owned subsidiary of CMP and the parent company of Radio Holdings (“Radio Holdco”) and CMP KC, LLC, a wholly owned subsidiary of CMP (“KC LLC”), entered into a restructuring support agreement (the “KC Restructuring Agreement”) with the lenders under KC LLC’s credit facility (the “CMP KC Credit Facility”) regarding a restructuring of KC LLC’s debt (the “KC Restructuring”). The KC Restructuring is expected to be implemented through a pre-packaged plan of reorganization filed with the United States Bankruptcy Court for the District of Delaware (the “Pre-packaged Bankruptcy Proceeding”). Cumulus Media expects that the Pre-packaged Bankruptcy Proceeding will occur, and the KC Restructuring is contemplated to be completed, during the second half of 2011. If the KC Restructuring is completed in accordance with the terms and conditions of the KC Restructuring Agreement, among other things: (1) Radio Holdco will distribute all of the outstanding common stock of Radio Holdings to CMP; (2) KC LLC’s outstanding debt and owners’ interest of $96.4 million at June 30, 2011 will be reduced to $20 million; (3) all of the equity of Radio Holdco will be transferred to the lenders under the CMP KC Credit Facility or their nominee; and (4) Cumulus Media will continue to manage the radio stations of KC LLC through the end of 2011, at which time the management agreement with respect thereto will be subject to annual renewal thereafter.

Because Cumulus Media does not expect that CMP will have a continuing ownership interest in KC LLC upon consummation of the KC Restructuring, pro forma adjustments have been made to exclude KC LLC’s financial condition and results of operations as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010 from CMP’s corresponding historical results of operations and financial condition in the accompanying unaudited pro forma condensed consolidated financial information, and these related footnotes.

B.	Adjustments to reflect the termination of the CMP Management Agreement and write off of deferred financing fees and debt discount, net of tax. Prior to the completion of the CMP Acquisition, Cumulus Media managed the CMP business pursuant to a management agreement (the “CMP Management Agreement”). Under the terms of the CMP Management Agreement, CMP was required to pay to Cumulus Media the greater of $4.0 million or 4% of Radio Holdco’s adjusted EBITDA on an annual basis. Such amount has been eliminated in the consolidated pro forma statements of operations. At June 30, 2011, Cumulus Media had deferred revenue of $1.0 million and CMP had prepaid expenses of $1.0 million related to this agreement. Upon the closing of the CMP Acquisition, the CMP Management Agreement was terminated.

(Dollars in thousands)

CMP and Overall Pro Forma Basis Balance Sheet as of June 30, 2011 Adjustments:
Elimination of prepaid management fee and deferred revenue:
Pro forma adjustment to line item, “Prepaid expenses and other current assets”	$1,000
Pro forma adjustment to line item, “Accounts payable and accrued expenses”	$1,000
CMP and Overall Pro Forma Basis Statement of Operations for the Six Months Ended June 30, 2011 Adjustments:
Elimination of management fee income and expense:
Pro forma adjustment to line item, “Management fees”	$2,000
Pro forma adjustment to line item, “Corporate general and administrative expenses”	$2,000
CMP and Overall Pro Forma Basis Statement of Operations for the Year Ended December 31, 2010 Adjustments:
Elimination of 2011 management fee income and expense:
Pro forma adjustment to line item, “Management fees”	$4,000
Pro forma adjustment to line item, “Corporate general and administrative expenses”	$4,000

C.	Adjustments to reflect issuance of the 2019 Notes. Pro forma adjustments reflect amortization of the deferred financing costs associated with the issuance of the 2019 Notes for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively. Deferred financing fees are amortized through interest expense using the effective interest method. As a result, interest expense on a CMP Pro Forma Basis was $33.6 million and $70.8 million for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

		For the
		Six Months		For the
		Ended		Year Ended
		June 30,		December 31,
Pro Forma Basis Statements of Operations Adjustments	Interest Rate	2011		2010
		(Dollars in thousands)

Pro Forma Basis Interest Expense:
2019 Notes	7.75%	$23,638		$47,275
CMP (excluding KC LLC) debt interest expense	n/a	9,036		22,137
Amortization of deferred financing fees and related amortization	n/a	913		1,423

		$33,587	[a]	$70,835	[a]

(a)	Represents pro forma interest expense for the respective periods presented, which is equal to the historical interest expense of Cumulus Media and CMP plus the adjustments for pro forma additional interest expense as set out below:

	For the
	Six Months	For the
	Ended	Year Ended
	June 30,	December 31,
	2011	2010
	(Dollars in thousands)

Historical Cumulus Media interest expense	$15,496	$30,307
Historical CMP interest expense (excluding KC LLC)	9,036	22,137

Combined historical Cumulus Media and CMP (excluding KC LLC) interest expense	$24,532	$52,444

Interest expense on a CMP Pro Forma Basis	33,587	70,835

Interest expense adjustment on a CMP Pro Forma Basis	$9,055	$18,391

D.	Adjustments to reflect income tax impacts of pro forma adjustments. Adjustments to reflect the income tax impacts resulting from the pro forma adjustments to the condensed consolidated statements of operations and balance sheets based on an estimated combined federal and state statutory income tax rate of 38.0% are set forth below:

	For the
	Six Months	For the
	Ended	Year Ended
	June 30,	December 31,
	2011	2010
	(Dollars in thousands)

CMP Pro Forma Basis Income Tax (Expense) Benefit:
Pro forma interest expense adjustments (see note C)	$9,055	$18,391
Assumed combined federal and state statutory income tax rate	38%	38%

Pro forma adjustment to line item, “Income tax (expense) benefit”	$3,441	$6,989

Citadel Pro Forma Basis Income Tax (Expense) Benefit:
Pro forma interest expense adjustments	$36,986	$59,090
Pro forma corporate general and administrative expense adjustment (see note G)	—	6,500
Pro forma depreciation and amortization adjustments (Citadel Pro Forma Basis) (see note K)	—	20,204
Pro forma net debt extinguishment adjustment (see note K)	—	(20,969)

	$36,986	$64,825

Assumed combined federal and state statutory income tax rate	38%	38%

Pro forma adjustment to line item, “Income tax (expense) benefit”	$14,055	$24,633

Overall Pro Forma Basis Income Tax (Expense) Benefit:
Pro forma interest expense adjustments	$42,883	$68,301
Pro forma corporate general and administrative adjustment (see note G)	—	6,500
Pro forma depreciation and amortization adjustments (Overall Pro Forma Basis) (see note K)	—	20,204
Pro forma net debt extinguishment adjustment (see note K)	—	(20,969)

	$42,883	$74,036

Assumed combined federal and state statutory income tax rate	38%	38%

Pro forma adjustment to line item, “Income tax (expense) benefit”	$16,295	$28,134

As of
June 30,
2011

Citadel Pro Forma Basis:
Historical Citadel deferred financing costs	$17,988
Severance to be paid to Citadel employees and executives in connection with the Citadel Acquisition	24,200
Make-whole provision related to redemption of Citadel senior notes due 2018 (the “Citadel Senior Notes”)	31,000

Total to be tax effected	73,188

Assumed combined federal and state statutory income tax rate	38%

Tax effect impacting Citadel Pro Forma Basis adjustment to line item, “Accumulated deficit”(a)	$27,811

As of
June 30,
2011

Overall Pro Forma Basis:
Historical CMP deferred financing costs	$3,805
Historical Citadel deferred financing costs	17,988
Historical liability related to future interest payments recorded resultant from CMP’s 2009 debt exchange (the “2009 CMP Exchange Offer”) and debt issuance costs	(1,485)
Severance to be paid to Citadel employees and executives in connection with the Citadel Acquisition	24,200
Make-whole provision related to redemption of Citadel Senior Notes	31,000

Total to be tax effected	75,508

Assumed combined federal and state statutory income tax rate	38%

Tax effect impacting Overall Pro Forma Basis adjustment to line item, “Accumulated deficit”(a)	$28,693

(a)	Refer to Note O for reconciliation of Accumulated deficit.

E.	Adjustments to reflect the CMP Acquisition. The CMP Acquisition resulted in the issuance by Cumulus Media of 9,945,714 shares of its common stock and the elimination of CMP and KC LLC’s historical members’ equity. The amount reflected in retained earnings (accumulated deficit) in the accompanying unaudited pro forma condensed consolidated balance sheet includes the gain recognized on Cumulus Media’s existing equity interest in CMP. The gain of $11.6 million is the difference between the estimated fair value of Cumulus Media’s investment in CMP immediately prior to the completion of the CMP Acquisition and the book value of such investment, which had been reduced to zero in Cumulus Media’s historical consolidated financial statements as a result of CMP’s accumulated historical losses.

The following table sets forth a preliminary purchase price allocation for the CMP Acquisition as of June 30, 2011 (dollars in thousands):

Equity consideration paid in CMP Acquisition	$78,309	[a]
Fair value of non-controlling interests—preferred stock	24,077	[b]
Assumption of debt	619,234	[c]

Total purchase price	$721,620

Fair value of Cumulus Media’s equity interest in CMP immediately prior to the completion of the CMP Acquisition	11,636	[e]

Total fair value for allocation	$733,256
Current assets	56,726	[d]
Intangible assets	246,723	[f]
Plant, property and equipment, net	17,814	[d]
Other assets	10,484	[d]
Current liabilities	(12,181)[d]
Other long-term liabilities	(6,028)[d]
Deferred income tax liabilities	(93,073)[g]
Allocation to goodwill	512,791	[h]

Total purchase price allocation	$733,256

(a)	Represents the estimated fair value (based on a price per share of Cumulus Media Class A common stock of $3.51, the closing price of such common stock on the Nasdaq Global Select Market on

August 1, 2011, the closing date of the CMP Acquisition) of 9,945,714 shares of Cumulus Media common stock issued to the CMP Sellers. In addition, includes $43.4 million of Cumulus Media Class A common stock issuable upon exercise of warrants to purchase shares of common stock of a subsidiary of CMP, which were amended in connection with the CMP Acquisition to become exercisable for shares of Cumulus Media Class D common stock.

(b)	Represents the estimated fair value of the non-controlling interest in preferred stock, and warrants to purchase common stock, of Radio Holdings currently held by third parties after the completion of the CMP Acquisition.

(c)	Consists of $7.0 million of short-term debt under that certain term loan and revolving credit agreement (the “CMPSC Credit Agreement”) of CMP Susquehanna Corporation, a wholly owned subsidiary of CMP (“CMPSC”), $586.1 million of long-term debt pursuant to the CMPSC Credit Agreement and an aggregate amount of $26.1 million related to CMPSC’s 9.875% senior subordinated notes due 2014 (the “CMP 9.875% Notes”) and Variable Rate Senior Secured Notes due 2014 (the “CMP 2014 Notes”) .

(d)	Represents the book value of CMP, adjusted as follows:

CMP historical current assets	$60,420
Exclusion of KC LLC (see note A)	(2,694)
Elimination of amounts related to CMP Management Agreement (see note B)	(1,000)

Current assets for CMP Acquisition purchase price allocation	$56,726

CMP historical plant property and equipment	$22,765
Exclusion of KC LLC (see note A)	(4,951)

Plant, property and equipment for CMP Acquisition purchase price allocation	$17,814

Deferred financing costs and other assets	$4,259
Long-term investments	4,000
Exclusion of KC LLC (see note A)	(175)
Fair value adjustment to CMP’s investment in San Francisco Giants	2,400

Other assets for CMP Acquisition purchase price allocation	$10,484

CMP historical current liabilities, excluding short-term debt	$23,918
Exclusion of KC LLC (see note A)	(10,737)
Elimination of amounts related to CMP Management Agreement (see note B)	(1,000)

Current liabilities for CMP Acquisition purchase price allocation	$12,181

CMP historical other long-term liabilities	$7,536
Exclusion of KC LLC (see note A)	(23)
Elimination of accrued bond interest	(1,485)

Other long-term liabilities for CMP Acquisition purchase price allocation	$6,028

(e)	Represents the estimated fair value of Cumulus Media’s previously existing equity interest in CMP, which was not acquired in the CMP Acquisition.

(f)	Includes an adjustment of $19.0 million to fair value of CMP’s FCC license intangible assets. The adjustment is based upon fair value information as of June 30, 2011.

(g)	The historical deferred income tax assets of CMP were adjusted by the FCC license intangible assets’ fair value adjustment of $19.0 million multiplied by an estimated combined federal and state statutory income tax rate of 38%:

Pro forma adjustment to fair value the FCC license intangible assets	$19,037
Assumed combined federal and state statutory income tax rate	38%

Pro forma adjustment to line item, “Deferred income taxes“	$7,234

(h)	Represents allocation to goodwill resulting from the CMP Acquisition. Below is a reconciliation of CMP historical goodwill as of June 30, 2011 and the CMP Pro Forma Basis goodwill adjustment resulting from the CMP Acquisition:

CMP Preliminary purchase price allocation to goodwill as of June 30, 2011	$512,791
Less: Existing CMP goodwill balance at June 30, 2011	79,700

CMP Pro Forma Basis goodwill adjustment	$433,091

F.	Adjustments to reflect the Citadel Acquisition. For purposes of this unaudited pro forma condensed consolidated financial information, Cumulus Media has assumed that the merger consideration will consist of a payment of $1,254.9 million in cash (which represents the arithmetic mean, or “midpoint,” of the amount of cash which would be payable to holders of Citadel common stock and warrants in each of the Maximum Stock Scenario and the Maximum Cash Scenario), and the issuance of 114,574,365 shares of Cumulus Class A common stock (which represents the arithmetic mean, or “midpoint,” of the number of shares of Cumulus Media Class A common stock that would be issued to holders of Citadel common stock and warrants in each of the Maximum Stock Scenario and the Maximum Cash Scenario, and has further assumed that all of the equity consideration payable in the Citadel Acquisition would be in the form of Cumulus Media Class A common stock), which shares have an assumed aggregate value of $316.2 million (based on an assumed price per share of Cumulus Media common stock of $2.76, the closing price of such common stock on the Nasdaq Global Select Market on August 22, 2011, the most recent practicable date). Because applicable accounting guidance prohibits the inclusion of the impact of any cash flow from operations generated by CMP or expected to be generated by Citadel prior to the closing date of each respective transaction in this unaudited condensed consolidated pro forma financial information, and also prohibits the inclusion of any expected cost synergies related thereto, in the event of the Maximum Cash Scenario, an additional $70.0 million of borrowings under the revolving credit facility under the Acquisition Credit Facility and a corresponding increase of $1.9 million and $3.9 million in interest expense for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively, would be required to fund such payments, and would also be included in the presentation on an Overall Pro Forma Basis.

The final adjustment to reflect the issuance of Cumulus Media common stock in the Citadel Acquisition will depend upon the actual number of shares of Cumulus Media common stock issued and the market price thereof on the closing date, and could be materially different from that presented herein. The Citadel Acquisition will also result in the elimination of Citadel’s historical equity, including $7.9 million of successor equity held in reserve. Cumulus Media has also eliminated $2.9 million of intercompany receivables and payables. However, due to the related intercompany revenue and expense being recorded in the same line item category, no elimination is required for the statement of operations.

The cash portion of the purchase price in the Citadel Acquisition is expected to be funded pursuant to the Global Refinancing. The Overall Pro Forma Basis adjustments include an assumed $25.3 million in payments received pursuant to the acceleration and cashless exercise provisions relating to options to purchase Citadel common stock (and unvested restricted common stock) pursuant to the agreement governing the terms and conditions of the Citadel Acquisition (the “merger agreement”). Additional information is set forth below:

(Dollars in thousands)

Cash consideration to Citadel stockholders and warrant holders	$1,254,901	[a]
Equity consideration to Citadel stockholders and warrant holders	316,225	[a]
Assumption of debt	696,500

Total purchase price	$2,267,626

Current assets	$279,141
Intangible assets	1,050,060
Plant, property and equipment, net	196,008
Other assets	63,296
Current liabilities	(49,850)
Other long-term liabilities	(54,068)
Deferred tax liabilities	(255,756)
Allocation to goodwill	1,038,795	[b]

Total purchase price allocation	$2,267,626

(a)	In accordance with the terms of the merger agreement, the amount of cash and Cumulus Media common stock to be issued in the Citadel Acquisition may vary depending upon certain elections made (or deemed to be made) by Citadel stockholders and warrant holders, subject to certain maximum amounts.

(b)	Represents additional goodwill generated by the Citadel Acquisition at June 30, 2011 as follows:

Citadel preliminary purchase price allocation to goodwill	$1,038,795
Less: Existing Citadel goodwill balance	763,849

Citadel Pro Forma Basis goodwill adjustment	$274,946

G.	Adjustment to recognize additional severance and retention bonuses to be paid to Citadel employees and executives in connection with the Citadel Acquisition. Severance amounts of $17.7 million and retention bonuses of $13.0 million were negotiated as a part of the merger agreement, or will otherwise be due under preexisting agreements, and will be accounted for in accordance with ASC 805, Business Combinations. Retention bonuses of $6.5 million for pre-acquisition services will be payable as of the date of the closing of the Citadel Acquisition and are reflected in the Overall Pro Forma Basis Condensed Consolidated Balance Sheet. The remaining $6.5 million of retention bonuses for post-acquisition services will be payable subsequent to the closing of the Citadel Acquisition and are reflected in the Overall Pro Forma Basis Condensed Consolidated Statements of Operations.

H.	Adjustments to reflect Equity Investment. Pursuant to the terms of the Investment Agreement, Cumulus Media has agreed to sell up to $500.0 million, in the aggregate, of its equity securities to the Investors, net of fees of $21.4 million. To the extent that the consideration payable in the Citadel Acquisition requires the payment of cash in an amount less than the Maximum Cash Scenario, the Investors’ commitments will be reduced, subject to a minimum investment of $395.0 million. In addition, under certain circumstances in which Cumulus Media does not require MIHI LLC’s full investment to consummate the Citadel Acquisition, MIHI LLC may elect to reduce its investment by an equivalent amount. Based on the assumed cash consideration payable to Citadel stockholders of $1,254.9 million, the value of the equity securities to be sold pursuant to the Investment Agreement is $373.6 million, net of fees of $21.4 million.

This Investment Agreement provides that MIHI LLC may, at its option, elect to receive up to its full $125.0 million commitment amount in shares of a newly created class of perpetual redeemable, non-convertible preferred stock. This preferred stock would pay dividends at a rate of 10% per annum for the first six months from issuance, 14% per annum through the second anniversary of issuance, 17% per annum plus the positive change in LIBOR from the closing of the Equity Investment to each even-numbered anniversary thereof (the “LIBOR Increase Amount”) through the fourth anniversary of issuance, and 20% per annum plus the LIBOR Increase Amount thereafter. Dividends would be payable in cash but, at the option of Cumulus Media, up to 50% of the dividends could be paid-in-kind. Assuming MIHI LLC elected to receive $125.0 million of its investment in preferred stock and Cumulus Media paid cash dividends thereon, the Overall Pro Forma Basis financial information would have reflected dividend interest expense of $15.2 million, of which $7.6 million would be payable in cash. This redeemable preferred stock would be classified as a liability and any related dividend would be recorded in the statement of operations.

I.	Adjustments to reflect the debt to be incurred pursuant to the Global Refinancing. In connection with the repayment of the outstanding indebtedness of each of Cumulus Media, CMP (excluding KC LLC) and Citadel contemplated by the Global Refinancing, the debt of Cumulus Media, CMP and Citadel will be eliminated. Additionally, $1.5 million of non-cash accrued interest on exchanged notes related to the CMPSC Credit Agreement has been eliminated in the accompanying unaudited pro forma condensed consolidated financial information. As a result, interest expense on an Overall Pro Forma Basis is $101.0 million and $203.3 million for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively. Cumulus Media expects to record deferred financing fees of $53.8 million and debt discount of $25.1 million and related amortization of $4.6 million and $10.5 million for the six months ended June 30, 2011 and for the year ended December 31, 2010, respectively, in connection with the Global Refinancing.

Overall Pro Forma Balance Sheet Adjustments	Amounts
(Dollars in thousands)

Change in current portion of Long-Term Debt:
Current portion of long-term debt:
Elimination of CMP current portion of debt related to term loan under CMPSC Credit Agreement	$(93,228)
Exclusion of KC LLC historical financial condition	86,228

Overall Pro Forma Balance Sheet Adjustments	Amounts
	(Dollars in thousands)

Overall Pro Forma Basis adjustment	$(7,000)

Change in Long-Term Debt:
Acquisition Credit Facility:
First lien term loan	1,325,000
Second lien term loan	790,000
Revolving credit facility	183,145
Debt discount on Acquisition Credit Facility	(25,100)

Total Acquisition Credit Facility, net of debt discount	2,273,045
Repayment of outstanding amounts under CMPSC Credit Agreement	(586,073)
Repayment of CMP 9.875% Notes and CMP 2014 Notes	(26,161)
Repayment of outstanding amounts under Citadel’s term loan and revolving credit facilities (the “Citadel Credit Facilities”)	(296,500)
Repayment of Citadel Senior Notes	(400,000)

Overall Pro Forma Basis long-term debt adjustment	$964,311

Change in Deferred Financing Costs:
Deferred financing costs under CMPSC Credit Agreement	$(3,935)
Deferred financing costs under Citadel Credit Facilities	(17,988)
Deferred financing costs associated with Acquisition Credit Facility	36,326	(a)
Exclusion of KC LLC deferred financing costs	130

Overall Pro Forma Basis adjustment to line item, “Deferred financing costs”	$14,533

Change in Cash and Cash Equivalents:
Proceeds from borrowings under Acquisition Credit Facility, net of $25.1 million of debt discount	$2,273,045
Proceeds from Equity Investment, net	373,600
Redemption of Radio Holdings preferred stock	(38,807)
Repayment of existing Cumulus Media, CMP and Citadel debt at June 30, 2011	(1,315,734)
Cash payments to Citadel stockholders and warrant holders	(1,254,901)
Make whole provision payment pursuant to Citadel Senior Notes	(31,000)
Deferred financing costs associated with Acquisition Credit Facility	(36,326	)(a)

Overall Pro Forma Basis adjustment to line item, “Cash and cash equivalents”	$(30,123)

(a)	Represents debt issuance costs incurred related to the Global Refinancing as set forth below (assumes the Acquisition Credit Facility is closed on September 16, 2011):

2019 Notes (actual) and Acquisition Credit Facility debt issuance costs	$17,433
Additional Acquisition Credit Facility fees:
Commitment fee	29,112
Upfront fee	3,000
Ticking fee	4,214

36,326

Total debt issuance costs to be incurred	$53,759

			For the
			Six Months		For the
			Ended		Year Ended
	Pro Forma		June 30,		December 31,
Overall Pro Forma Basis Statement Of Operations Adjustments	Interest Rate		2011		2010
	(Dollars in thousands)

Pro forma interest expense:
2019 Notes	7.75%	(a)	$23,638		$47,275
First lien term loan under Acquisition Credit Facility	5.75%	(b)	38,094		76,188
Second lien term loan under Acquisition Credit Facility	7.50%	(b)	29,625		59,250
Revolving credit facility under Acquisition Credit Facility	5.50%	(c)	5,036		10,073
Amortization of deferred financing fees and original issue discount	n/a		4,573		10,471

Overall Pro Forma Basis adjustment to line item “Interest expense, net”			$100,966	(d)	$203,256	(d)

(a)	Actual interest rate on 2019 Notes.

(b)	In accordance with the commitment by the agents and lenders under the Acquisition Credit Facility (the “Debt Commitment”), there is expected to be a 1.25% and 1.5% LIBOR floor on first and second lien term loans thereunder, respectively. Due to the 30 day LIBOR rate being below the respective floors as of the most recent practicable date, Cumulus Media used the respective floors plus a spread of 450 basis points and 600 basis points, the spread provided for such loans in the Debt Commitment, for the first and second lien term loans, respectively, to determine, on an Overall Pro Forma Basis, the interest rate.

(c)	In accordance with the Debt Commitment, there is expected to be a 1.0% LIBOR floor on borrowings under the revolving credit facility. Due to the 30 day LIBOR rate being below this floor as of the most recent practicable date, Cumulus Media used this floor plus a spread of 450 basis points, the spread provided for such loans in the Debt Commitment, to determine, on an Overall Pro Forma Basis, the interest rate.

(d)	Represents interest expense on an Overall Pro Forma Basis for the periods presented, respectively, which is equal to the historical interest expense for Cumulus Media, CMP and Citadel for the periods presented, plus the additional interest expense pro forma adjustment as set forth below:

	For the
	Six Months		For the
	Ended		Year Ended
	June 30,		December 31,
	2011		2010

Interest expense on an Overall Pro Forma Basis	$100,966		$203,256
Historical Cumulus Media interest expense	15,496		30,307
Historical CMP interest expense	12,165		28,171
Historical Citadel interest expense	24,496		64,120

Less: Combined historical Cumulus Media, CMP and Citadel interest expense	52,157		122,598

Interest expense adjustment on an Overall Pro Forma Basis	$48,809	[e]	$80,658	[f]

(e)	Consists of $5.9 million and $42.9 million of pro forma interest expense adjustments on a CMP Pro Forma Basis and an Overall Pro Forma Basis, respectively, for the six months ended June 30, 2011.

(f)	Consists of $12.4 million and $68.3 million of pro forma interest expense adjustments on a CMP Pro Forma Basis and an Overall Pro Forma Basis, respectively, for the year ended December 31, 2010.

Adjustments to recognize the debt to be incurred pursuant to the Global Refinancing, assuming the CMP Acquisition had not been completed. Pursuant to the Global Refinancing, all then-outstanding indebtedness of each of Cumulus Media and Citadel will be refinanced. The current portion of debt related to existing debt has been eliminated in connection therewith. As a result, interest expense on a Citadel Pro Forma Basis increased to $77.0 million and $153.5 million for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively, inclusive of amortization of deferred financing costs. Cumulus recorded deferred financing costs of $53.8 million and debt discount of $15.5 million and related amortization of $4.6 million and $8.8 million for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively, associated with the debt incurred pursuant to the Global Refinancing. Deferred financing fees are amortized through interest expense using the effective interest method.

Citadel Pro Forma Basis balance sheet adjustments (dollars in thousands)	Amounts

Change in long-term debt:
Acquisition Credit Facility:
First lien term loan	$1,325,000
Second lien term loan	148,992
Debt discount on Acquisition Credit Facility	(15,485)
Revolving credit facility	183,145

Total debt incurred pursuant to Global Refinancing, net of $15.5 million of debt discount	$1,641,652
Repayment of Citadel Credit Facilities	(296,500)
Repayment of Citadel Senior Notes	(400,000)

Citadel Pro Forma Basis adjustment to line item, “Long-term debt”	$945,152

Change in deferred financing costs:
Deferred financing costs and related amortization of Citadel Credit Facilities and of any unamortized original issue discount or fees or expenses	(17,988)
Deferred financing costs associated with the Acquisition Credit Facility	36,326	(a)

Citadel Pro forma adjustment to line item, “Deferred financing costs”	$18,338

Change in cash and cash equivalents:
Debt incurred pursuant to Global Refinancing, net of $15.5 million of debt discount	$1,641,652
Proceeds from Investment Agreement, net	373,600
Repayment of Citadel long-term debt	(696,500)
Cash payments to Citadel stockholders	(1,254,901)
Make whole premium in connection with the repayment of Citadel Senior Notes	(31,000)
Deferred financing fees associated with Acquisition Credit Facility	(36,326	)(a)

Citadel Pro Forma Basis adjustment to line item, “Cash and cash equivalents”	$(3,475)

(a)	Represents debt issuance costs to be incurred related to the Global Refinancing, assuming the CMP Acquisition had not been completed, and the Acquisition Credit Facility is closed on September 16, 2011 as set forth below:

2019 Notes (actual) and Acquisition Credit Facility debt issuance costs	$17,433
Additional Acquisition Credit Facility fees:
Commitment fee	29,112
Upfront fee	3,000
Ticking fee	4,214

36,326

Total debt issuance costs to be incurred	$53,759

	Citadel	For the		For The
	Pro Forma	Six Months Ended		Year Ended
	Basis	June 30,		December 31,
Citadel Pro Forma Basis statement of operations adjustment	Interest Rate	2011		2010
	(dollars in thousands)

Pro forma interest expense[e]:
2019 Notes	7.75%[a]	$23,638		$47,275
First lien term loan under Acquisition Credit Facility	5.75%[b]	38,094		76,187
Second lien term loan under Acquisition Credit Facility	7.50%[b]	5,587		11,174
Revolving line of credit under Acquisition Credit Facility	5.50%[c]	5,036		10,073
Amortization of deferred financing fees and debt discount	n/a	4,623		8,807

Citadel Pro Forma Basis adjustment to line item, “Interest expense”		$76,978	[d]	$153,517	[d]

(a)	Actual interest rate on 2019 Notes.

(b)	In accordance with the Debt Commitment there is expected to be a 1.25% and 1.5% LIBOR floor on first and second lien term loans, respectively, under the Acquisition Credit Facility. Due to the 30 day LIBOR rate being below the respective floors as of the most recent practicable date, for purposes of this unaudited condensed consolidated financial information, Cumulus Media used the respective floors plus a spread of 450 basis points and 600 basis points, the spread provided for such loans in the Debt Commitment, for the first and second lien term loans, respectively, to determine, on a Citadel Pro Forma Basis, the interest rate.

(c)	Assumed interest rate has been determined in accordance with the terms contained in the Debt Commitment and calculated based on a LIBOR floor of 1.0% plus a spread of 450 basis points since the LIBOR rate on the most recent practicable date was below the 1.0% floor.

(d)	Represents interest expense on a Citadel Pro Forma Basis for the six months ended June 30, 2011 and the year ended December 31, 2010, which is equal to the historical interest expense for both Cumulus Media and Citadel, plus additional interest expense pro forma adjustment as set forth below:

	For the	For The
	Six Months Ended	Year Ended
	June 30,	December 31,
	2011	2010

Interest expense on a Citadel Pro Forma Basis	$76,978	$153,517

Historical Cumulus Media interest expense	15,496	30,307
Historical Citadel interest expense	24,496	64,120

Less: Combined historical Cumulus Media and Citadel interest expense	39,992	94,427

Interest expense adjustment on a Citadel Pro Forma Basis	$36,986	$59,090

For every $100.0 million change in amounts outstanding under the revolving credit facility under the Acquisition Credit Facility, interest expense would change by $2.8 million and $5.5 million for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

(e)	Pro forma interest expense does not include $31.0 million of make whole premium related to the Citadel Senior Notes.

Interest rate sensitivity analyses

The accompanying unaudited pro forma condensed consolidated financial information includes certain adjustments for pro forma interest expense, which are reflected in the accompanying unaudited pro forma condensed consolidated statements of operations. These pro forma adjustments are based upon certain assumptions contained in these notes to unaudited pro forma condensed consolidated financial information. Assuming a pro forma 1/8% positive or negative change in the interest rate on borrowings under the Acquisition Credit Facility, it is estimated that the interest expense on borrowings under the Acquisition Credit Facility would have changed by $1.4 million and $1.7 million on a Citadel and Overall Pro Forma Basis, respectively, for the six months ended June 30, 2011, and $2.8 million and $3.4 million on a Citadel and an Overall Pro Forma Basis, respectively, for the year ended December 31, 2010, in each case assuming the Maximum Cash Scenario (refer to note (I)).

J.	Accrual and payment of CMP preferred stock and related dividends. Pursuant to the terms of the agreement governing the CMP Acquisition, in connection with the closing of the Citadel Acquisition, Cumulus Media has agreed to redeem the outstanding CMP preferred stock at par value plus accrued dividends. On a CMP Pro Forma Basis, Cumulus Media does not contemplate the acquisition of Citadel and as such, does not include the redemption of the CMP preferred stock, nor the accrual of dividends on said stock. On an Overall Pro Forma Basis, Cumulus Media includes the assumption that the Citadel Acquisition will have been completed and as such, recorded an adjustment which increased the CMP preferred stock by $14.7 million to reflect its redemption value of $38.8 million in noncontrolling interest. Additionally, Cumulus Media assumes the redemption of the $38.8 million of CMP preferred stock, resulting in $0.0 million of noncontrolling interest on an Overall Pro Forma Basis.

K.	Adjustments to increase pro forma depreciation and amortization expense to reflect the impact of the increase in estimated fair value of tangible assets and amortizable intangible assets due to Citadel’s application of fresh-start accounting. Net fresh start accounting valuation adjustments in connection with Citadel’s application of fresh-start accounting increased the book value of Citadel’s assets, excluding goodwill, by $543.8 million. In addition to revaluing existing assets, Citadel recorded certain previously unrecognized assets, including customer and affiliate relationships and income contracts.

The following table summarizes the adjustments described above:

			Twelve Months
			Ended
	Fair	Estimated	December 31,
(Dollars in millions)	Value	Useful Life	2010

Historical amortization and depreciation			$69.9
Intangible assets:
Customer and affiliate relationships	$238.9	4 to 6 years	$66.0
Other intangibles	36.7	4 to 6 years	10.0

	275.6		76.0
Property and Equipment:
Land and improvements	89.3	3 to 25 years	0.4
Buildings and improvements	34.1	3 to 25 years	3.3
Towers	54.7	5 to 10 years	5.5
Equipment and vehicles	24.8	2 to 12 years	4.9

	202.9		14.1

Total	$478.5		90.1

Overall Pro Forma Basis depreciation and amortization expense adjustment			$20.2

Adjustment for reorganization items, as shown below, which were a direct result of Citadel’s filing for protection pursuant to Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”):

Gain on extinguishment of debt	$(139,813)
Revaluation of assets and liabilities	(921,801)
Supplemental executive retirement plan	10,510
Professional fees	31,666
Rejected executory contracts	5,361
Net debt extinguishment loss	20,969 (a)

Overall Pro Forma Basis adjustment to line item, “Other income (expense), net”	$(993,108)

(a)	On the date Citadel emerged from protection under the Bankruptcy Code (the “Citadel Emergence Date”), debt outstanding under its Predecessor Senior Credit and Term Facility was converted into debt outstanding under a new term loan facility (the “Emergence Term Loan Facility”). A valuation adjustment of $19.1 million was recorded to reflect the Emergence Term Loan Facility at its estimated fair value upon issuance. This valuation adjustment was being amortized as a reduction of interest expense, net, over the contractual term of the Emergence Term Loan Facility.

Pursuant to the terms of the Emergence Term Loan Facility, a prepayment penalty of $38.0 million was incurred. This was netted against the write off of the unamortized balance of the valuation adjustment of $17.1 million, which resulted in Citadel incurring a loss on the extinguishment of debt of $21.0 million in the year ended December 31, 2010 as follows:

Citadel financial statement line item
(Dollars in thousands)

Early termination penalty	$38,030
Write-off of fair value valuation adjustment at December 31, 2010	(17,061)

Net debt extinguishment loss	$20,969

L.	Adjustments to reflect the issuance of shares. On each of a CMP Pro Forma Basis, Citadel Pro Forma Basis and an Overall Pro Forma Basis, Cumulus Media assumes the issuance of shares of its Class A and Class D (only pursuant to the CMP Acquisition) common stock, each with a par value of $0.01 per share, in order to effect each respective transaction. Resulting changes to the par value are illustrated below (dollars in thousands):

			Elimination of
	Number of		Historical	Pro Forma
	Shares	Par Value	Par Value	Adjustment

CMP Pro Forma Basis:
Issuance of Class A common stock	11,583,206	$116	$—	$116
Issuance of Class D common stock	6,630,476	66	—	66
Citadel and Overall Pro Forma Basis:
Issuance of Class A common stock	205,588,190	$2,056	$(5)	$2,051

M.	Adjustments to reconcile Citadel financial statement line items per the Unaudited Pro Forma Condensed Consolidated Financial Information to the amounts reported in Citadel’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 and its annual report on Form 10-K for the year ended December 31, 2010. Included below is a reconciliation between line items reported in the Unaudited Pro Forma Condensed Consolidated Financial Information and amounts reported in Citadel’s quarterly report on Form 10-Q for the six months ended June 30, 2011 and its annual report on Form 10-K for the year ended December 31, 2010, as applicable.

To reconcile items included in the Unaudited Overall Pro Forma Basis Condensed Consolidated Statement of Operations (dollars in thousands):

	For the	For The
	Six Months	Year Ended
	Ended	December 31,
	June 30,	2010
	2011	Predecessor	Successor

To reconcile station operating expenses (excluding depreciation, amortization and LMA fees) as reported to the unaudited pro forma condensed consolidated financial information included herein:
Unaudited Pro Forma Condensed Consolidated Financial Information:
Station operating expenses (excluding depreciation, amortization and LMA fees)	$233,032	$194,685	$278,231
Citadel’s financial statements:
Cost of revenue, exclusive of depreciation and amortization and including non-cash compensation expense of $1,391, $526, and $954, respectively	$137,528	$116,103	$164,594
Selling, general and administrative expenses, including non-cash compensation expense of $4,717, $785, and $3,244, respectively	95,504	78,582	113,637

	$233,032	$194,685	$278,231

To reconcile gain on exchange of assets or stations and other operating expenses as reported to the unaudited pro forma condensed consolidated financial information included herein:
Unaudited Pro Forma Condensed Consolidated Financial Information:
Loss on exchange of assets or stations	$402	$859	$271
Other operating expenses (income)	8,676	(5)	7,215

	$9,078	854	7,486

Citadel’s financial statements:
Other, net	$9,078	$854	$7,486

To reconcile interest expense, net as reported to the unaudited pro forma condensed consolidated financial information included herein:
Unaudited Pro Forma Condensed Consolidated Financial Information:
Interest expense, net	$25,544	$17,771	$46,349
Citadel’s financial statements:
Interest expense, net	$24,496	$17,771	$45,365
Write-off of deferred financing costs and debt discount upon extinguishment of debt and other debt-related fees	1,048	—	984

	$25,540	$17,771	$46,349

To reconcile items included in the Unaudited Overall Pro Forma Basis Condensed Consolidated Balance Sheet (dollars in thousands):

As of
June 30,
2011

To reconcile restricted cash, deferred tax asset, and prepaid expenses and other current assets with the unaudited pro forma condensed consolidated financial information included herein:
Unaudited Pro Forma Condensed Consolidated Financial Information:
Restricted cash	$2,400
Deferred tax asset	12,049
Prepaid expenses and other current assets	17,488

$31,937

Citadel’s financial statements:
Prepaid expenses and other current assets	$31,937
To reconcile accounts receivable with the unaudited pro forma condensed consolidated financial information included herein:
Unaudited Pro Forma Condensed Consolidated Financial Information:
Accounts receivable, less allowance for doubtful accounts	$140,554
Trade receivable	1,847

$142,401

Citadel’s financial statements:
Accounts receivable, net	$142,401
To reconcile Intangible assets, net, deferred financing costs, and other assets with the unaudited pro forma condensed consolidated financial information included herein:
Unaudited Pro Forma Condensed Consolidated Financial Information:
Intangible assets, net	$1,075,891
Deferred financing costs	17,988
Other assets	19,477

$1,113,356

Citadel’s financial statements:
FCC licenses	$887,975
Customer and affiliate relationships, net	162,085
Other assets, net	63,296

$1,113,356

To reconcile accounts payable and accrued expenses and trade accounts payable with the unaudited pro forma condensed consolidated financial information included herein:
Unaudited Pro Forma Condensed Consolidated Financial Information:
Accounts payable and accrued expenses	$48,537
Trade payable	1,313

$49,850

To reconcile presentation in Citadel’s financial statements to that within Cumulus Media’s financial statements:
Accounts payable, accrued liabilities and other liabilities	$49,850

To reconcile long-term debt with the unaudited pro forma condensed consolidated financial information presented herein:
Unaudited Pro Forma Condensed Consolidated Financial Information:
Long-term debt	$696,500
Citadel’s financial statements:
Senior debt, less current portion	$296,500
Citadel Senior Notes	400,000

$696,500

N.	To present a reconciliation for the Citadel Pro Forma Basis and Overall Pro Forma Basis adjustments to accounts payable and accrued expenses:

Amounts
(Dollars in thousands)

Citadel Pro Forma Basis adjustments to Accounts payable and accrued expenses
Severance to be paid to Citadel employees and executives in connection with the Citadel Acquisition	$24,200
Elimination of intercompany balances	(2,931)
Tax benefit (Note D)	(27,811)

Citadel Pro Forma Basis adjustment to line item, “Accounts payable and accrued expenses”	$(6,542)

Overall Pro Forma Basis adjustments to Accounts payable and accrued expenses
Severance to be paid to Citadel employees and executives in connection with the merger	$24,200
Elimination of intercompany balances	(2,931)
Tax benefit from severance to be paid and Citadel and CMP deferred financing fees	(28,693)

Overall Pro Forma Basis adjustment to line item, “Accounts payable and accrued expenses”	$(7,424)

O.	To present a reconciliation for the CMP, Citadel and Overall Pro Forma Basis adjustments to accumulated deficit and additional paid-in-capital:

(Dollars in thousands)

CMP Pro Forma Basis
Accumulated deficit:
CMP historical accumulated deficit	$787,019
KC LLC historical accumulated deficit	(74,302)
Elimination of Cumulus Media ownership interest in CMP	11,636

CMP Pro Forma Basis adjustment	$724,353

Additional paid-in-capital:
Exclusion of CMP historical financial condition (less KC LLC)	$(310,483)
Equity consideration to CMP Sellers	78,127

CMP Pro Forma Basis adjustment	$(232,356)

Citadel Pro Forma Basis
Accumulated deficit:
Citadel historical accumulated deficit	$(318)
Severance to be paid to Citadel employees and executives in connection with the Citadel Acquisition	(24,200)
Write off of Citadel historical deferred financing costs	(17,988)
Payment of make whole provision related to redemption of Citadel Senior Notes	(31,000)
Tax benefit (Note D)	27,811

Citadel Pro Forma Basis adjustment	$(45,695)

Additional paid-in-capital:
$373.6 million of Cumulus Media equity securities to be sold to the Investors, net of fees of $21.4 million	$373,600
Elimination of Citadel historical additional paid-in-capital	(1,294,526)
Recognition of $0.01 par value of class A common stock to be issued	(2,577)
Equity consideration to Citadel stockholders and warrant holders	316,225

Citadel Pro Forma Basis and Overall Pro Forma Basis adjustment	$(607,278)

Overall Pro Forma Basis
Accumulated deficit:
Citadel historical accumulated deficit	$(318)
Severance to be paid to Citadel employees and executives in connection with the Citadel Acquisition	(24,200)
Payment of make whole provision related to redemption of Citadel Senior Notes	(31,000)
Write-off Citadel historical deferred financing costs	(17,988)
Write off of CMP historical deferred financing costs	(3,805)

(Dollars in thousands)

Write off of liability related to future interest payments recorded resultant from 2009 CMP Exchange Offer, and debt issuance costs	1,485
Tax benefit from the write off of historical Citadel and CMP deferred financing costs, write off of liability related to future interest payments, exclusion of KC LLC historical financial condition, severance to be paid to Citadel employees and executives, and payment of make whole provision related to redemption of Citadel Senior Notes	28,693

Overall Pro Forma Basis adjustment	$(47,133)

Appendix to Pro Forma Adjustments

The following tables have been prepared to assist the reader in reconciling line items in the accompanying unaudited pro forma condensed consolidated financial information that have multiple footnote references so that the reader can better understand the nature of each pro forma adjustment being made to the respective line item, with the exception of those line items in the Overall Pro Forma Basis balance sheet and income statement under “CMP Pro Forma Basis adjustments” that reflect only the addition of the KC LLC, and CMP Pro Forma Basis adjustments shown in the CMP Pro Forma Basis balance sheet and income statement.

Reconciliation of line items in the CMP Pro Forma Basis condensed consolidated balance sheet that have multiple footnote references:

	For the
	Six Months	For the
	Ended	Year Ended
	June 30,	December 31,
(Dollars in thousands)	2011	2010

Corporate general and administrative expenses:
Exclusion of KC LLC historical results of operations	$(1,072)	$(1,138)
Elimination of CMP historical expense incurred in conjunction with CMP Management Agreement	(2,000)	(4,000)

CMP Pro Forma Basis adjustment	$(3,072)	$(5,138)

Interest expense, net:
Exclusion of KC LLC historical results of operations	$3,129	$6,034
Elimination of CMP historical interest expense, net	(9,055)	(18,391)

CMP Pro Forma Basis adjustment	$(5,926)	$(12,357)

Income tax (expense) benefit:
Exclusion of KC LLC historical results of operations	$32	$847
Elimination of CMP historical income tax expense	3,441	6,989

CMP Pro Forma Basis adjustment	$3,473	$7,836

(Dollars in thousands)

Cash and cash equivalents:
Exclusion of KC LLC historical financial condition	$1,481
CMP Pro Forma Basis cash and cash equivalents adjustment	—

CMP Pro Forma Basis adjustment	$1,481

Prepaid expenses and other current assets:
Exclusion of KC LLC historical financial condition	$234
CMP prepaid expense specific to CMP Management Agreement	(1,000)

CMP Pro Forma Basis adjustment	$(766)

Intangible assets, net:
Exclusion of KC LLC historical financial condition	$(15,233)
Adjustment to fair value of CMP’s FCC license intangible assets	19,037

CMP Pro Forma Basis adjustment	$3,804

Goodwill:
CMP Pro Forma Basis adjustment to Goodwill	$433,091
Dividend related to the CMP preferred stock	14,730

CMP Pro Forma Basis adjustment	$447,821

Accounts payable and accrued expenses:
Exclusion of KC LLC historical financial condition	$(10,737)

(Dollars in thousands)

Cumulus Media deferred revenue specific to CMP Management Agreement	(1,000)

CMP Pro Forma Basis adjustment	$(11,737)

Additional Paid-in capital:
Exclusion of KC LLC historical financial condition	$(367)
Exclusion of CMP historical financial condition (less KC LLC)	(310,483)
Equity consideration to CMP Sellers	78,127

CMP Pro Forma Basis adjustment	$(232,723)

Accumulated deficit:
CMP historical accumulated deficit	$787,019
Removal of historical Cumulus Media ownership interest in CMP	11,636

CMP Pro Forma Basis adjustment	$798,655